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                               SECURITY AGREEMENT

                                                          Date: 4 December, 1995

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PERFORMANCE DODGE, INC., an Oklahoma Corporation, "debtor" herein, 7609 S.E. 29th Street, Midwest City, Oklahoma, 73110, does hereby grant a security interest in and mortgages unto General Motors Acceptance Corporation, the secured party, 6303 Waterford Blvd., Suite 100, Oklahoma City, Oklahoma, 73118, its successors and assigns all of the following personal property, hereinafter "collateral":

     1. Debtor's entire inventory of used cars, trucks and other vehicles, trailers, semi-trailers and accessories now owned or hereafter acquired, and all substitutions and replacements thereof located on premises now or hereafter occupied by debtor.

     2. Debtor's entire inventory of automotive parts and accessories now owned or hereafter acquired and all replacements and substitutions thereof.

     3. All fixed assets, machinery, fixtures, tools, and equipment as such term is defined in Oklahoma Uniform Commercial Code, now owned or hereafter acquired.

     4. Accounts, contract rights, receivables and general intangibles, now accrued or hereafter accruing to debtor, including without limitation those arising from debtor's transactions and dealings with General Motors Corporation, its subsidiaries, successors or assigns.

     5. All office furniture, furnishings, business machines and office equipment now owned or hereafter acquired, including, but not limited to, desks, tables, chairs, filing cabinets, typewriters, copiers, word processors, calculators, computer equipment of every nature and description, storage cabinets and air conditioners located on the premises now or hereafter occupied by debtor.

     6. All collateral granted to or assets in possession of secured party from time to time for any purpose.

     7. All proceeds of collateral described in paragraphs 1 through 6, supra, including, but not limited to, accounts, chattel paper or insurance proceeds.

     To have and to hold said collateral unto the secured party, its successors and assigns forever; provided, however, that if debtor faithfully discharges all of its obligations to secured

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party under any agreements now or hereafter existing between the debtor and secured party, for which this Security Agreement is given as addition security, then these presents shall be void, otherwise to remain in full force and effect.

     This Security Agreement secures the payment and performance of all obligations now or hereafter owing to GMAC by the undersigned.

     Debtor warrants that the said collateral is owned by debtor and is free of encumbrance; that debtor shall not subject the collateral to any subsequent interest of a third party and shall at all times protect and secure the same. Debtor will keep the collateral free of taxes, liens or encumbrances and any sums which may be paid by secured party, in its discretion, in release and discharge thereof, shall be paid by debtor to secured party upon demand. Debtor will not sell, transfer or otherwise dispose of collateral other than in the ordinary course of debtor's business. Secured party shall have the right to inspect the collateral and debtor's books and records related thereto.

     In the event of default by the debtor in the performance of any obligation or agreement now or hereafter existing between the parties, then upon such default and at any time thereafter, the secured party may declare all obligations secured hereby immediately due and payable and may proceed to take immediate possession of said collateral, or any party thereof, and with or without notice demand possession thereof and with or without legal process enter the premises where the said collateral may be and take possession of and sell the same after first giving the debtor reasonable notice of the time and place of such private or public sale. The expense of taking, holding, preparing for sale and the selling shall be deducted from the proceeds of the sale and the balance thereof applied to the partial or complete satisfaction of all indebtedness or obligations of the debtor to the secured party. The terms of the Agreement shall be binding upon the debtor, its successors and assigns.

     IN WITNESS WHEREOF, debtor has caused this instrument to be executed by its duly authorized officers this 4th day of December, 1995.

                              PERFORMANCE DODGE, INC.,
                              an Oklahoma Corporation

                              By: /s/Bill Gilliland
                                  ---------------------------------
                                  Bill Gilliland, President

                                  "DEBTOR"

ATTEST:

/s/Robert W. Hall
- ---------------------------
   Secretary

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